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                                 EXHIBIT 10.29

            EMPLOYMENT AGREEMENT BETWEEN TURBOCHEF, INC AND MARION
                                 H. ANTONINI.
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                    [LETTERHEAD OF TURBOCHEF APPEARS HERE]


                                                                   March 5, 1998



Mr. Marion H. Antonini
79 Ferris Hill Road
New Canaan, CT 06840

Dear Marion:

On behalf of the Board of Directors of TurboChef, Inc., I am pleased to confirm our agreement that you will join TurboChef, Inc. as Chairman of the Board and Acting Chief Executive Officer, effective March 5, 1998.

As we discussed, we expect you will be active on behalf of the Company during the next few months. However, after a new CEO is hired, your role will be cast in the model of non-executive Chairman representing 30-40 days per year.

Specifically, The Board of Directors would expect you to provide leadership and expertise in positioning TurboChef to become a dominant factor in cooking technologies. To this end, you will take a lead role in working with the Board to hire a Chief Executive Officer.

      -  Hire a Chief Executive Officer

      - Establish a research and development, joint venture and licensing agreements with major companies around the world

      -  Focus the Company's resources on high priority projects

      - Develop an effective organization (which may require additional hiring and organization changes)

      -  Create an effective model for selling TurboChef technologies

      -  Promote TurboChef to the financial community
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Marion H. Antonini
March 5, 1998
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Your compensation for this activity will be structured as follows:

                * Term:                 Two years

                * Annual Salary:        $300,000

                * Benefits:             Company medical plan

                * Stock Options:        Options to purchase 200,000 shares at a
                                        price equal to the market value per
                                        share on March 5, 1998.

                                        1) 66,667 shares will vest when the
                                           Company signs an employment
                                           agreement with a new Chief Executive
                                           Officer

                                        2) 66,667 will vest on March 5, 1999

                                        3) 66,666 will vest on March 5, 2000

                                        4) Additional grants may be made in the
                                           sole discretion of the Board of
                                           Directors

                                        5) You will simultaneously execute
                                           TurboChef's standard non-disclosure
                                           non-compete agreement.

On behalf of the TurboChef Board of Directors, I am excited at the prospect of you joining the Company.

To accept our proposal, please sign a copy of this letter and return it to me.

I look forward to building TurboChef together.

                                                Sincerely,

                                                /s/ JEFFREY B. BOGATIN

                                                Jeffrey B. Bogatin

Signed:      /s/ MARION H. ANTONINI
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             Marion H. Antonini